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                                                                    EXHIBIT 10.1

                       CENTEX CONSTRUCTION PRODUCTS, INC.
                     AMENDED AND RESTATED STOCK OPTION PLAN

1.       PURPOSE

         The purpose of this Plan is to assist Centex Construction Products, Inc., a Delaware corporation, in attracting and retaining as officers and key employees of the Company and its Affiliates, and as non-employee directors of the Company, individuals of training, experience and ability and to furnish additional incentive to such individuals by encouraging them to become owners of Shares of the Company's capital stock, by granting to such individuals Incentive Options, Nonqualified Options, Restricted Stock, or any combination of the foregoing.

2.       DEFINITIONS

         Unless the context otherwise requires, the following words as used herein shall have the following meanings:

         "Act" -- The Securities Exchange Act of 1934, as amended.

         "Affiliates" -- Any corporation or other entity which is a direct or indirect parent or subsidiary (including, without limitation, partnerships and limited liability companies) of the Company.

         "Agreement" -- The written agreement between the Company and the Optionee evidencing the Option granted by the Company and the understanding of the parties with respect thereto.

         "Board" -- The Board of Directors of the Company as the same may be constituted from time to time.

         "Code" -- The Internal Revenue Code of 1986, as amended from time to time.

         "Committee" -- The Committee provided for in Section 3 of this Plan, as such Committee may be constituted from time to time.

         "Company"-- Centex Construction Products, Inc., a Delaware corporation.

         "Fair Market Value" -- If a Share is traded on one or more established market or exchanges, the closing price of the Share in the primary market or exchange on which the Share is traded, and if the Share is not so traded or the Share does not trade on the relevant date, the value determined in good faith by the Board. For purposes of valuing Shares to be made subject to Incentive Options, the Fair Market Value of stock shall be determined without regard to any restriction other than one which, by its terms, will never lapse.

         "Incentive Option" -- Stock Options that are intended to satisfy the requirements of Section 422 of the Code and Section 16 of this Plan.

         "Non-Employee Director" -- An individual who satisfies the requirements of Rule 16b-3 promulgated under the Act.


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         "Nonqualified Options" -- Stock Options which do not satisfy the requirements of Section 422 of the Code.

         "Option" -- An option to purchase one or more Shares of the Company granted under and pursuant to the Plan. Such Option may be either an Incentive Option or a Nonqualified Option.

         "Optionee" -- An individual who has been granted an Option under this Plan and who has executed a written option Agreement with the Company.

         "Plan"-- This Centex Construction Products, Inc. Amended and Restated Stock Option Plan.

         "Restricted Stock" -- Shares issued pursuant to Section 19 of the Plan.

         "Share" -- A share of the Company's present one cent ($0.01) par value common stock and any share or shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or in exchange for each present share. Such Shares may be unissued or reacquired Shares, as the Board, in its sole and absolute discretion, shall from time to time determine.

3.       ADMINISTRATION

         Except as is herein expressly provided otherwise, the Plan shall be administered by the Board. The selection of individuals who shall receive grants of Options or awards of Restricted Stock shall be made by the Committee. The Committee shall consist of two or more individuals who shall be appointed by and shall serve at the pleasure of the Board and may be comprised of the entire Board. When the Committee is so comprised of the entire Board, the terms "Board" and "Committee", as used herein, shall be deemed synonymous. Notwithstanding the provisions of the immediately preceding sentence, unless the Board provides otherwise by resolution, the Committee shall be composed only of individuals who are Non- Employee Directors, and until and unless the Board provides or has provided that individuals who are not Non-Employee Directors may be members of the Committee, no individual appointed to the Committee shall have been eligible at any time within one year prior to his appointment to the Committee for the grant of an option, stock allocation, or stock appreciation right under the Plan or any other plan of the Company or its affiliates (within the meaning of Rule 12b-2 promulgated under the Act), nor shall such individual be eligible to receive an option, allocation of stock, or stock appreciation right under any such plan while a member of the Committee. The Board may by resolution at any time and from time to time provide that the Committee shall be comprised only of individuals who are Non-Employee Directors or that the Committee may be comprised of individuals some or all of whom are not Non-Employee Directors, all as the Board may deem from time to time appropriate. In making grants or awards, the Committee shall take into consideration the contribution the individual has made or may make to the success of the Company or its Affiliates and such other considerations as the Board may from time to time specify.

         The Committee shall elect one of its members as its chairman and shall hold its meetings at such times and places as it may determine. All decisions and determinations of the Committee shall be made by the majority vote or decision of all of its members present at a meeting; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly called and held. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the provisions hereof, the bylaws of the Company or any resolutions of the Board.

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         All questions of interpretation and application of the Plan shall be subject to the determination of a majority of the whole Board, which determination shall be final and binding upon all parties. All questions of interpretation and application of an Option grant or an award of Restricted Stock, including questions of interpretation and application of an Agreement, shall be subject to the determination of a majority of the Committee, which determination shall be final and binding upon all parties.

         Subject to the express provisions hereof, the Board shall have the authority, in its sole and absolute discretion, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan, (b) to construe the Plan, and (c) to make all other determinations necessary or advisable for administering the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. Subject to the express provisions hereof, the Committee shall have the authority, in its sole and absolute discretion, (a) to determine the terms and provisions of the respective Agreements (which need not be identical), including provisions defining or otherwise relating to (i) subject to the specific provisions of the Plan, the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of Shares issued upon exercise of Options is restricted,
(iii) the effect of termination of employment or directorship upon the exercisability of the Options, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service),
(b) subject to Sections 8 and 10, to accelerate, for any reason, regardless of whether the Agreement so provides, the time of exercisability of any Option that has been granted, (c) to construe the respective Agreements, and (d) to exercise the powers conferred on the Committee under Section 19. The determinations of the Board or Committee, as the case may be, on the matters referred to in this
Section 3 shall be final and conclusive.

4.       SHARES SUBJECT TO PLAN

         (a) A maximum of 2,000,000 Shares shall be subject to grants of Options and awards of Restricted Stock under the Plan; provided that such maximum shall be increased or decreased as provided below in Section 12.

         (b) At any time and from time to time after the Plan takes effect, the Committee, pursuant to the provisions herein set forth, may grant Options and award Restricted Stock until the maximum number of Shares shall be exhausted or the Plan shall be sooner terminated; provided, however, that no Option shall be granted and no Restricted Stock shall be awarded after March 31, 2004.

         (c) Should any Option expire or be canceled without being fully exercised, or should any Restricted Stock previously awarded be reacquired by the Company, the number of Shares with respect to which such Option shall not have been exercised prior to its expiration or cancellation and the number of Shares of such Restricted Stock so reacquired may again be optioned or awarded pursuant to the provisions hereof.

         (d) Any Shares withheld pursuant to subsection 18(c) shall not be available after such withholding for being optioned or awarded pursuant to the provisions hereof.

5.       ELIGIBILITY

         Eligibility for the receipt of the grant of Options under the Plan shall be confined to (a) a limited number of persons who are employed by the Company, or one or more of its Affiliates and who are officers


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of or who, in the opinion of the Board, hold other key positions in or for the
Company or one or more of its Affiliates and (b) directors of the Company, including directors who are not employees of the Company or its Affiliates; provided that only employees of the Company or its Affiliates shall be eligible for the grant of Incentive Options. In addition, an individual who becomes a director of the Company, but who is not at the time he becomes a director also an employee of the Company, shall not be eligible for a grant of Options or an award of Restricted Stock, and shall not be eligible for the grant of an option, stock allocation, or stock appreciation right under any other plan of the Company or its affiliates (within the meaning of Rule 12b-2 promulgated under the Act) until the Board expressly declares such person eligible by resolution. In no event may an Option be granted to an individual who is not an employee of the Company or an Affiliate or a director of the Company. In addition, to provide for Non-Employee Directors to serve on the Committee, the Board may from time to time specify individuals described in the first sentence of this Section 5 who shall not be eligible for the grant of Options or the award of Restricted Stock or the grant of options or stock appreciation rights or allocations of stock under any plan of the Company or its affiliates (within the meaning of Rule 12b-2 promulgated under the Act); provided however, that the Board may at any time determine that any individual who has been so excluded from eligibility shall become eligible for grants of Options or awards of Restricted Stock.

6.       GRANTING OF OPTIONS

         (a) From time to time while the Plan is in effect, the Committee may in its absolute discretion, select from among the persons eligible to receive a grant of Options under the Plan (including persons who have already received such grants of Options) such one or more of them as in the opinion of the Committee should be granted Options. The Committee shall thereupon, likewise in its absolute discretion, determine the number of Shares to be allotted for option to each person so selected; provided, however, that the total number of Shares subject to Options granted to any one person, including directors of the Company, when aggregated with the number of Shares of Restricted Stock awarded to such person, shall not exceed 400,000 Shares.

         (b) Each person so selected shall be offered an Option to purchase the number of Shares so allotted to him, upon such terms and conditions, consistent with the provisions of the Plan, as the Committee may specify. Options granted to directors of the Company at such times as the Committee is not composed solely of Non-Employee Directors shall provide that such Options may not be exercised until the first anniversary of their grant and then may be exercised in full at any time on or after such first anniversary date until the date that is ten (10) years from the date when the Option was originally granted. Each such person shall have a reasonable period of time, to be fixed by the Committee, within which to accept or reject the proffered Option. Failure to accept within the period so fixed may be treated as a rejection.

         (c) Each person who accepts an Option offered to him shall enter into an Agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the Option, whereupon such person shall become a participant in the Plan. In the event an individual is granted both one or more Incentive Options and one or more Nonqualified Options, such grants shall be evidenced by separate Agreements, one each for the Incentive Option grants and one each for the Nonqualified Options grants. The date which the Committee specifies to be the grant date of an Option to an individual shall constitute the date on which the Option covered by such Agreement is granted. In no event, however, shall an Optionee gain any rights in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Option and the actual signing of the Agreement by the Company and the Optionee.


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7.       OPTION PRICE

         The option price for each Share covered by each Incentive Option shall not be less than the greater of (a) the par value of each such Share or (b) the Fair Market Value of the Share at the time such Option is granted, except as provided hereinafter. The option price for each Share covered by each Nonqualified Option shall not be less than the greater of (a) the par value of each such Share or (b) 85% of the Fair Market Value of the Share at the time the Option is granted; provided, however, that the number of Shares covered by Nonqualified Options granted under this Plan that have an option price less than the Fair Market Value of a Share at the time the respective Option is granted shall not exceed 10% of the total number of Shares authorized to be issued under this Plan. If the Company or an Affiliate agrees to substitute a new Option under the Plan for an old Option, or to assume an old Option, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation (any of such events being referred to herein as a "Corporate Transaction"), the option price of the Shares covered by each such new Option or assumed Option may be other than the Fair Market Value of the stock at the time the Option is granted as determined by reference to a formula, established at the time of the Corporate Transaction, which will give effect to such substitution or assumption; provided, however, in no event shall --

         (a) the excess of the aggregate Fair Market Value of the Share subject to the Option immediately after the substitution or assumption over the aggregate option price of such Shares be more than the excess of the aggregate Fair Market Value of all Shares subject to the Option immediately prior to the substitution or assumption over the aggregate option price of such Shares

         (b) in the case of an Incentive Option, the new Option or the assumption of the old Option give the Optionee additional benefits which he would not have under the old Option; or

         (c) the ratio of the option price to the Fair Market Value of the stock subject to the Option immediately after the substitution or assumption be more favorable to the Optionee than the ratio of the option price to the Fair Market Value of the stock subject to the old Option immediately prior such substitution or assumption, on a Share by Share basis.

         Notwithstanding the above, the provisions of this Section 7 with respect to the Option price in the event of a Corporate Transaction shall, in case of an Incentive Option, be subject to the requirements of Section 25(a) of the Code and the Treasury regulations and revenue rulings promulgated thereunder. In the case of an Incentive Option, in the event of a conflict between the terms of this Section 7 and the above cited statute, regulations, and rulings, or in the event of an omission in this Section 7 of a provision required by said laws, the latter shall control in all respects and are hereby incorporated herein by reference as if set out at length.

8.       OPTION PERIOD

         (a) Each Option shall run for such period of time as the Committee may specify, but in no event for longer than ten (10) years from the date when the Option is granted, including the period of time provided in subsections (i) and
(ii) of this subsection (a); and subject to such limits, and the further condition that, unless designated otherwise by the Committee, no Incentive Option shall become exercisable prior to one year from the date of its grant,

                  (i) Except as provided below in this subsection (i), all rights to exercise an Option shall terminate within three months after the date the Optionee ceases to be an employee of at least one of the employers in the group of employers consisting of the Company and its Affiliates, or after the date the Optionee ceases to be a director of the Company, whichever may occur later, for any reason


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         other than death, except that, (x) in the case of a Nonqualified Option which is held by an Optionee who is, on the date of cessation referred to in this clause, an officer or director of the Company (within the meanings thereof under Section 16b) of the Act), all rights to exercise such Option shall terminate within seven months after the date the Optionee ceases to be an employee of at least one of the employers in the group of employers consisting of the Company and its Affiliates, or, if later, after the date the Optionee ceases to be a director of the Company, for any reason other than death; and, except that, (y) the Committee, in its discretion, may provide in new Option grants or amend outstanding Options to provide an extended period of time during which an Optionee can exercise a Nonqualified Option to the maximum permissible period for which such Optionee's Option would have been exercisable in the absence of the Optionee's ceasing to be an employee of the Company and its Affiliates or ceasing to be a director of the Company; and, except that (z) in case the employment of the Optionee is terminated for cause, the Option shall thereafter be null and void for all purposes.

                  (ii) If the Optionee ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, or ceases to be a director of the Company, whichever may occur later, by reason of his death, all rights to exercise such Option shall terminate fifteen (15) months thereafter.

                  (iii) If an Option is granted with a term shorter than ten
         (10) years, the Committee may extend the term of the Option, but for not more than ten (10) years from the date when the Option was originally granted.

9.       OPTIONS NOT TRANSFERABLE

         No Option or interest therein shall be transferable by the person to whom it is granted otherwise than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide in the Agreement relating to the grant of an Option that the Optionee may transfer such Option, without consideration, to members of the Optionee's immediate family or to one or more trusts for the benefit of such immediate family members or partnerships in which such immediate family members are the only partners. For purposes of this Section 9, "immediate family" shall mean the Optionee's spouse, parents, children (including adopted children) and grandchildren.

10.      EXERCISE OF OPTIONS

         (a) During the lifetime of an Optionee only he or his guardian or legal representative may exercise an Option granted to him. In the event of his death, any then exercisable portion of his Option may, within fifteen (15) months thereafter, or earlier date of termination of the Option, be exercised in whole or in part by any person empowered to do so under the deceased Optionee's will or under the applicable laws of descent and distribution.

         (b) At any time, and from time to time, during the period when any Option, or a portion thereof, is exercisable, such Option, or portion thereof, may be exercised in whole or in part; provided, however, that the Committee may require any Option which is partially exercised to be so exercised with respect to at least a stated minimum number of Shares.

         (c) Each exercise of an Option or portion or part thereof shall be evidenced by a notice in writing to the Company accompanied by payment in full of the option price of the Shares then being


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purchased. Payment in full shall mean payment of the full amount due, either in cash, by certified check or cashier's check or, with the consent of the Committee, with Shares owned by the Optionee, including an actual or deemed multiple series of exchanges of such Shares. Options granted to directors of the Company at such times as the Committee is not composed solely of Non-Employee Directors shall be paid for in cash, by certified check or cashier's check, or with Shares owned by the director, including an actual or deemed multiple series of exchanges of such Shares, as elected by the director.

         (d) No Shares shall be issued until full payment therefor has been made, and an Optionee shall have none of the rights of a stockholder until Shares are issued to him.

         (e) Nothing herein or in any Agreement executed or Option granted hereunder shall require the Company to issue any Shares upon exercise of an Option if such issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. Upon the exercise of an Option or portion or part thereof, the Optionee shall give to the Company satisfactory evidence that he is acquiring such Shares for the purpose of investment only and not with a view to their distribution; provided, however, if or to the extent that the Shares subject to the Option shall be included in a registration statement filed by the Company, or one of its Affiliates, such investment representation shall be abrogated.

11.      DELIVERY OF STOCK CERTIFICATES

         As promptly as may be practicable after an Option, or a portion or part thereof, has been exercised as hereinabove provided, the Company shall make delivery of one or more certificates for the appropriate number of Shares. In the event that an Optionee exercises both an Incentive Option, or a portion thereof, and a Nonqualified Option, or a portion thereof, separate stock certificates shall be issued, one for the Shares subject to the Incentive Option and one for the Shares subject to the Nonqualified Option.

12.      CHANGES IN COMPANY'S SHARES AND CERTAIN CORPORATE TRANSACTIONS

         (a) If at any time while the Plan is in effect there shall be an increase or decrease in the number of issued and outstanding Shares of the Company effected without receipt of consideration therefor by the Company, through the declaration of a stock dividend or through any recapitalization or merger or otherwise in which the Company is the surviving corporation, resulting in a stock split-up, combination or exchange of Shares of the Company, then and in each such event:

                  (i) An appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned or awarded as Restricted Stock under the Plan, to the end that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so optioned and awarded;

                  (ii) Appropriate adjustment shall be made in the number of Shares and the option price per Share thereof then subject to purchase pursuant to each Option previously granted, to the end that the same proportion of the Company's issued and outstanding Shares in each such instance shall remain subject to purchase at the same aggregate option price: and

                  (iii) In the case of Incentive Options, any such adjustments shall in all respects satisfy the requirements of Section 424(a) of the Code and the Treasury regulations and revenue rulings promulgated thereunder.


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         Except as is otherwise expressly provided herein, the issue by the
Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or option price of Shares then subject to outstanding Options granted under the Plan. Furthermore, the presence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities or preferred or preference stock which would rank above the Shares subject to outstanding Options granted under the Plan; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         (b) Notwithstanding anything to the contrary above, a dissolution or liquidation of the Company, a merger (other than a merger effecting a reincorporation of the Company in another state) or consolidation in which the Company is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the stockholders of the parent of the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the stockholders of the Company and their proportionate interests therein immediately prior to the transaction), a transaction in which another corporation (other than Centex Corporation or one of its affiliates (as defined in the Act)) becomes the owner of 50% or more of the total combined voting power of all classes of stock of the Company, or a change in control (as specified below), shall cause every Option then outstanding to become exercisable in full, subject to the limitation on the aggregate Fair Market Value of Shares that may become first exercisable during any calendar year set forth in Section 16, immediately prior to such dissolution, liquidation, merger, consolidation, transaction, or change in control, to the extent not theretofore exercised, without regard to the determination as to the periods and installments of exercisability contained in the Agreements if (and only if) such Options have not at that time expired or been terminated. For purposes of this paragraph, a change in control shall be deemed to have taken place if: (i) a third person (other than Centex Corporation or one of its affiliates (as defined in the Act)), including a "group" as defined in Section 13(d)(3) of the Act, becomes the beneficial owner of Shares of the Company having 50% or more of the total number of votes that may be cast for the election of directors of the Company; of (ii) as a result of, or in connection with, a contested election for directors, the persons who were directors of the Company immediately before such election shall cease to constitute a majority of the Board. Notwithstanding the foregoing provisions of this paragraph, in the event of any such dissolution, merger, consolidation, transaction, or change in control, the Board may completely satisfy all obligations of the Company and its Affiliates with respect to any Option outstanding on the date of such event by delivering to the Optionee cash in an amount equal to the difference between the aggregate exercise price for Shares under the Option and the Fair Market Value of such Shares on the date of such event, such payment to be made within a reasonable time after such event.

13.      EFFECTIVE DATE

         The Plan shall be effective on April 1, 1994, the date of its adoption by the Board and its approval by Centex Corporation, a Nevada corporation and the sole stockholder of the Company as of the effective date.



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14.      AMENDMENT, SUSPENSION OR TERMINATION

         (a) Subject to the other terms and conditions of this Plan and the limitations set forth in subsection 14(b) below, the Board may at any time amend, suspend or terminate the Plan; provided, however, that after the stockholders have ratified the Plan, the Board may not, without approval of the stockholders of the Company, amend the Plan so as to:

                  (i) Increase the maximum number of Shares subject thereto, as specified above in Sections 4(a) and 12; or

                  (ii) Increase the proportionate number of Shares which may be purchased pursuant to Option by any one person or awarded as Restricted Stock to any one person, as specified above in Section 6(a) or below in
         Section 19(a); or

         (b) Neither the Board nor the Committee may amend the Plan or any Agreement to reduce the option price of an outstanding Option or modify, impair or cancel any existing Option without the consent of the holder thereof.

15.      REQUIREMENTS OF LAW

         Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue Shares under any Option if the issuance thereof would constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance of Shares under Option the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable to assure compliance with any such law or regulation.

16.      INCENTIVE STOCK OPTIONS

         The Committee, in its discretion, may designate any Option granted under the Plan as an Incentive Option intended to qualify under Section 422 of the Code. Any provision of the Plan to the contrary notwithstanding, (i) no Incentive Option shall be granted to any person who, at the time such Incentive Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Affiliate unless the purchase price under such Incentive Option is at least 110 percent of the Fair Market Value of the Shares subject to an Incentive Option at the date of its grant and such Incentive Option is not exercisable after the expiration of five years from the date of its grant, and (ii) the aggregate Fair Market Value of the Shares subject to such Incentive Option and the aggregate Fair Market Value of the shares of stock of any Affiliate (or a predecessor of the Company or an Affiliate) subject to any other incentive stock option (within the meaning of Section 422 of the Code) of the Company and its Affiliates (or a predecessor corporation of any such corporation), that may become first exercisable in any calendar year, shall not (with respect to any Optionee) exceed $100,000, determined as of the date the Incentive Option is granted. For purposes of this Section 16, "predecessor corporation" means a corporation that was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under such section had been effected) with the Company, or a corporation which, at the time the new incentive stock option (within the meaning of Section 422 of the Code) is granted, is an Affiliate of the Company or a predecessor corporation of any such corporations.




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17.      MODIFICATION OF OPTIONS

         Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of Options outstanding hereunder (to the extent not theretofore exercised) and authorize the granting of new Options hereunder in substitution therefor (to the extent not theretofore exercised), provided that to the extent existing Options are exchanged for new Options, the total Options exchanged will not exceed 10% of all Options then outstanding. Notwithstanding the foregoing provisions of this Section 17, no modification of an Option granted hereunder shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted hereunder to such Optionee under the Plan, except as may be necessary, with respect to Incentive Options, to satisfy the requirements of Section 422 of the Code.

18.      AGREEMENT PROVISIONS

         (a) Each Agreement shall contain such provisions (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and the transfer of shares thereby acquired) as the Committee shall deem advisable. Each Agreement shall identify the Option evidenced thereby as an Incentive Option or Nonqualified Option, as the case may be. Incentive Options and Nonqualified Options may not both be covered by a single Agreement. Each such Agreement relating to Incentive Options granted hereunder shall contain such limitations and restrictions upon the exercise of the Incentive Option as shall be necessary for the Incentive Option to which such Agreement related to constitute an incentive stock option, as defined in Section 422 of the Code.

         (b) The Plan shall be annexed to each Agreement and each Agreement shall recite that it is subject to the Plan and that the Plan shall govern where there is any inconsistency between the Plan and the Agreement.

         (c) Each Agreement shall contain an agreement and covenant by the Optionee, in such form as the Committee may require in its discretion, that he consents to and will take whatever affirmative actions are required, in the opinion of the Board or Committee, to enable the Company or appropriate Affiliate to satisfy its Federal income tax and FICA withholding obligations. An Agreement may contain such provisions as the Committee deems appropriate to enable the Company or its Affiliates to satisfy such withholding obligations, including provisions permitting the Company, on exercise of an Option, to withhold Shares otherwise issuable to the Optionee exercising the Option to satisfy the applicable withholding obligations.

         (d) Each Agreement relating to an Incentive Option shall contain a covenant by the Optionee immediately to notify the Company in writing of any disqualifying disposition (within the meaning of section 421(b) of the Code) of an Incentive Option.

19.      RESTRICTED STOCK

         (a) Shares of Restricted Stock may be awarded by the Committee to such individuals as are eligible for grants of Options, as the Committee may determine at any time and from time to time before the termination of the Plan. The total number of Shares of Restricted Stock awarded to any one person, including directors of the Company, when aggregated with the number of Shares subject to Options in favor of such person, shall not exceed 400,000 Shares.

         (b) A Share of Restricted Stock is a Share that does not irrevocably vest in the holder or that may not be sold, exchanged, pledged, transferred, assigned or otherwise encumbered or disposed of until the terms and conditions set by the Committee at the time of the award of the Restricted Stock have been satisfied.


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



A Share of Restricted Stock shall be subject to a minimum three-year vesting period and shall contain such other restrictions, terms and conditions as the Committee may establish, which may include, without limitation, the rendition of services to the Company or its Affiliates for a specified time or the achievement of specific goals. The Committee may, when it deems it appropriate, require the recipient of an award of Restricted Stock to enter into an agreement with the Company evidencing the understanding of the parties with respect to such award.

         If an individual receives Shares of Restricted Stock, whether or not escrowed as provided below, the individual shall be the record owner of such Shares and shall have all the rights of a stockholder with respect to such Shares (unless the escrow agreement, if any, specifically provides otherwise), including the right to vote and the right to receive dividends or other distributions made or paid with respect to such Shares. Any certificate or certificates representing Shares of Restricted Stock shall bear a legend similar to the following:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THE TERMS OF THE CENTEX CONSTRUCTION PRODUCTS, INC. AMENDED AND RESTATED STOCK OPTION PLAN AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE ENCUMBERED IN ANY MANNER EXCEPT AS
         SET FORTH IN THE TERMS OF SUCH AWARD DATED       , 19  .

         In order to enforce the restrictions, terms and conditions that may be applicable to an individual's Shares of Restricted Stock, the Committee may require the individual, upon the receipt of a certificate or certificates representing such Shares, or at any time thereafter, to deposit such certificate or certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with the Company or an escrow agent designated by the Company under an escrow agreement in such form as shall be determined by the Committee.

         After the satisfaction of the terms and conditions set by the Committee at the time of an award of Restricted Stock to an individual, which award is not subject to a non-lapse feature, a new certificate, without the legend set forth above, for the number of Shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the individual.

         If an individual to whom Restricted Stock has been awarded dies after satisfaction of the terms and conditions for the payment of all or a portion of the award but prior to the actual payment of all or such portion thereof, such payment shall be made to the individual's beneficiary or beneficiaries at the time and in the same manner that such payment would have been made to the individual.

         The Committee may cancel all or any portion of any outstanding restrictions prior to the expiration of such restrictions with respect to any or all of the Shares of Restricted Stock awarded to an individual hereunder only upon the individual's death, disability or retirement on or after the earlier of
(i) age 65 or (ii) such time as the sum of the individual's age and years of service equals 70, provided such individual is at least 55. With respect to the occurrence of any event specified to the last paragraph of Section 12, the restrictions, if any, applicable to any outstanding Shares awarded as Restricted Stock shall lapse immediately prior to the occurrence of the event.

         (c) Subject to the provisions of subsection 19(b) above, if an individual to whom Restricted Stock has been awarded ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, or ceases to be a director of the Company, whichever may occur later, for any reason prior to the satisfaction of any terms and conditions of an award, any Restricted Stock remaining subject to restrictions shall thereupon be forfeited by the individual and transferred to, and reacquired by, the Company or an Affiliate. In such event, the individual, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the Shares of Restricted Stock remaining subject to such restrictions, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company.

         (d) In case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that payment of Restricted Stock shall take the form of the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger.

20.      GENERAL

         (a) The proceeds received by the Company from the sale of Shares pursuant to Options shall be used for general corporate purposes.

         (b) Nothing contained in the Plan, or in any Agreement, shall confer upon any Optionee or recipient of Restricted Stock the right to continue in the employ of the Company or any Affiliate, or interfere in any way with the rights of the Company or any Affiliate to terminate his employment at any time.

         (c) Neither the members of the Board nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Option or Restricted Stock granted under it; and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may be in effect from time to time.

         (d) As partial consideration for the granting of each Option or award of Restricted Stock hereunder, the Optionee or recipient shall agree with the Company that he will keep confidential all information and knowledge which he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law or given in confidence to the individual's spouse, tax or financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Committee, it shall take into consideration such breach, in determining whether to grant any future Option or award any future Restricted Stock to such individual, as a factor militating against the advisability of granting any such future Option or awarding any such future Restricted Stock to such individual.

         (e) Participation in the Plan shall not preclude an individual from eligibility in any other stock option plan of the Company or any Affiliate or any old age benefit, insurance, pension, profit sharing, retirement, bonus, or other extra compensation plans which the Company or any Affiliate has adopted, or may, at any time, adopt for the benefit of its employees or directors.

         (f) Any payment of cash or any issuance or transfer of Shares to the Optionee, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Board or Committee may require


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



any Optionee, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

         (g) Neither the Committee nor the Board nor the Company guarantees the Shares from loss or depreciation.

         (h) All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company or its Affiliates.

         (i) Records of the Company and its Affiliates regarding an individual's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, tenure as a director and other matters shall be conclusive for all purposes hereunder, unless determined by the Board or Committee to be incorrect.

         (j) The Company and its Affiliates shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Board or Committee to perform its duties and functions under the Plan.

         (k) The Company assumes no obligation or responsibility to an Optionee or recipient of Restricted Stock or his personal representatives, heirs, legatees, or distributees for any act of, or failure to act on the part of, the Board or Committee.

         (l) Any action required of the Company shall be by resolution of its Board or by a person authorized to act by resolution of the Board. Any action required of the Committee shall be by resolution of the Committee or by a person authorized to act by resolution of the Committee.

         (m) If any provision of this Plan or any Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or the Agreement, as the case may be, but such provision shall be fully severable and the Plan or the Agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

         (n) Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company, an Optionee or a recipient of Restricted Stock may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Company and each Optionee and recipient of Restricted Stock shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the shares of Stock to which such notice relates.

         (o) Any person entitled to notice hereunder may waive such notice.

         (p) The Plan shall be binding upon the Optionee or recipient of Restricted Stock, his heirs, legatees, and legal representatives, upon the Company, its successors, and assigns, and upon the Board and Committee, and their successors.

         (q) The titles and headings of Sections and paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

         (r) All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Nevada except to the extent Nevada law is preempted by federal law. The obligation of the Company to sell and deliver Shares hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares.

         (s) Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

21.      WITHHOLDING TAXES

         Federal, state, or local law may require the withholding of taxes applicable to gains resulting from the exercise of Nonqualified Options granted hereunder. Unless otherwise prohibited by the Committee, each participant may satisfy any such withholding tax obligation by electing (i) to tender a cash payment to the Company, (ii) to authorize the Company to withhold from the shares of stock of the Company otherwise issuable to the participant as a result of the exercise of the Nonqualified Option a number of shares having a fair market value, as of the date the withholding tax obligation arises, equal to the withholding obligations, or, at the election of the participant, up to the maximum of taxes due (the "Share Withholding Alternative"), (iii) to deliver to the Company previously acquired shares of common stock of the Company having a fair market value, as of the date the withholding tax obligation arises, equal to the amount to be withheld, or at the election of the participant, up to the maximum of taxes due, or (iv) any combination of the foregoing, provided the combination permits the payment of all withholding taxes attributable to the exercise of the Nonqualified Option. Any withholding election may not be made within six months after the grant of the stock option (except in the event of death or disability of the optionee). A participant's election to pay the withholding tax obligation must be made (a) in the case of officers or directors of the Company, (i) during the period beginning on the third business day following the date of release of the Company's quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such date (but in no event later than the Tax Date, as hereinafter defined), or
(ii) at least six months less one day prior to the Tax Date, and (b) in the case of other participants, at any time; provided however, that if any participant (whether or not he is an officer or director) elects to have his withholding tax obligation satisfied (in whole or in part) through the Share Withholding Alternative, then such election shall be void and of no legal effect unless it is made in writing delivered to the Company before the time of exercise, or simultaneously with the exercise, of such participant's Nonqualified Option. A valid and binding written election of the Share Withholding Alternative shall be irrevocable. A participant's failure to elect a withholding alternative prior to the time such election is required to be made shall be deemed to be an election to pay the withholding tax by tendering a cash payment to the Company. For purposes of this Section 21, the fair market value of the shares used to pay withholding taxes is the mean between the highest and lowest price quoted on the New York Stock Exchange for one share of common stock of the Company on the Tax Date. Also, as used in this Section 21, "Tax Date" shall mean the date on which a withholding tax obligation arises in connection with an exercise of a nonqualified stock option, which date shall be presumed to be the date of exercise, unless shares subject to a substantial risk of forfeiture (as defined in section 83(c)(1) or (c)(3) of the Code) are issuable on exercise of the option and the participant does not make a timely election under section 83(b) of the Code with respect thereto, in which case the Tax Date for such shares is the date on which the substantial risk of forfeiture lapses. Fractional shares remaining after payment of the withholding taxes shall be paid to the participant in cash.


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